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                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES
                             --------------------

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       SUBSIDIARY                                         STATE OF INCORPORATION
--------------------------------------                    ----------------------
Pulaski Grading, Inc.                                         Kentucky
Carolina Grading, Inc.                                        South Carolina
S & S Grading, Inc.                                           West Virginia
Allied Waste Services, Inc.                                   Delaware
Olney Sanitary System, Inc.                                   Illinois
Eastern Waste of New York, Inc.                               Delaware
Bayside of Marion, Inc.                                       Florida
Super Kwik, Inc.                                              Pennsylvania
Donno Company, Inc.                                           New York
R & A Bender, Inc.                                            Pennsylvania
Eastern Waste of L.I., Inc.                                   Delaware
Eastern Container Corporation                                 Delaware
Aper Waste Services, Inc.                                     Pennsylvania
Eastern Environmental Services of
  Indiana, Inc.                                               Delaware
Eastern Environmental Services of
  Florida, Inc.                                               Florida
Waste Services of South Florida, Inc.                         Florida
Residential Services, Inc.                                    New York
Suffolk Waste Systems, Inc.                                   New York
N.R.T. Realty Corp.                                           New York
EESI of Fairless Hills, Inc.                                  Delaware
Eastern Transfer of New York, Inc.                            Delaware
Soil Remediation of Philadelphia, Inc.                        Delaware
Harford Disposal, Inc.                                        Maryland
Pappy, Inc.                                                   Maryland
Waste X Services, Inc.                                        Florida
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